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                                  EXHIBIT 23.6

                         Consent of Ernst & Young LLP,

                 Independent Registered Public Accounting Firm,

                            dated September 10, 2004
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 2003, with respect to the combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in Post-Effective Amendment No. Two to the Registration Statement (Form S-11 No. 333-107486) and related Prospectus of CNL Retirement Properties, Inc.


                                               /s/ Ernst & Young LLP


McLean, Virginia
September 10, 2004